                                                                       EXHIBIT 2

                                   [VSNL LOGO]

                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary
HQ/CS/CL.24B/9960
9 July 2003

Sir,

     SUB : QUARTERLY COMPLIANCE AS ON 30 JUNE 2003.

         In accordance with the Clause 35 and Clause 49 of the Listing Agreement please find attached herewith the following:

     a)   Shareholding Pattern of VSNL as on 30 June 2003 (Attach "A").

     b) Quarterly Compliance Report on Corporate Governance for the quarter ended 30 June 2003 (Attach "B").

Thanking you,
                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                     R.N. Aditya
                                                         Asst. Company Secretary
To :

     1. Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

     2. The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97

     3. Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

     4. Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

     5. Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051. Fax Nos. : (22) 6598237/38.

     6. National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. : 497 29 93.

     7. Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

     8. Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor, Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646

     9. Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071

     10. Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 023. Fax : 267 3199

     11.  Mr. Pavithra Kumar, Sr. Mgr(FA), for SEC filing requirements, Fax 1195

                                                                      Attach-"A"

                          VIDESH SANCHAR NIGAM LIMITED
                      SHAREHOLDING PATTERN AS ON 30-JUNE-03

No.     Category                                                Holding
----    ---------------------------------------------  -------------------------
                                                       No. of Shares  Percentage
                                                       -------------  ----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
A.      Promoter's holding
--------------------------------------------------------------------------------
1       Promoters
--------------------------------------------------------------------------------
        Indian Promoters                                    207247382      72.72
--------------------------------------------------------------------------------
        Foreign Promoters                                           0       0.00
--------------------------------------------------------------------------------
2       Persons acting in concert                                   0       0.00
--------------------------------------------------------------------------------
                                           Sub-Total        207247382      72.72
--------------------------------------------------------------------------------
B.      Non-Promoters Holding
--------------------------------------------------------------------------------
3       Institutional Investors
--------------------------------------------------------------------------------
(a)     Mutual Funds and UTI                                  1322392       0.46
--------------------------------------------------------------------------------
(b)     Banks, Financial Institutions, Insurance             19655803       6.90
        Companies (Central/ State Govt.
        Institutions/Non- Government Institutions)
--------------------------------------------------------------------------------
(c)     FIIs                                                  6180554       2.17
--------------------------------------------------------------------------------
                                           Sub-Total         27158749       9.53
--------------------------------------------------------------------------------
4       Others
--------------------------------------------------------------------------------
(a)     Private Corporate Bodies                              3668069       1.29
--------------------------------------------------------------------------------
(b)     Indian Public                                        15744610       5.52
--------------------------------------------------------------------------------
(c)     NRIs/OCBs                                              150934       0.05
--------------------------------------------------------------------------------
(d)     Any other
--------------------------------------------------------------------------------
        i  ADR                                               31028010      10.89
--------------------------------------------------------------------------------
        ii  In Transit NSDL                                      2246       0.00
--------------------------------------------------------------------------------
                                           Sub Total         50593869      17.75
--------------------------------------------------------------------------------
                                         GRAND TOTAL        285000000     100.00
--------------------------------------------------------------------------------

TOTAL FOREIGN HOLDINGS

Sr.No.  Category                                                 Holding
------  ---------------------------------------------  -------------------------
                                                       No. of Shares  Percentage
                                                       -------------  ----------
------------------------------------------------------------------ -------------
   1    FIIs                                                 6180554        2.17
------------------------------------------------------------------ -------------
   2    NRIs/OCBs                                             150934        0.05
------------------------------------------------------------------ -------------
   3    ADR                                                 31028010       10.89
------------------------------------------------------------------ -------------
        TOTAL                                               37359498       13.11
------------------------------------------------------------------ -------------

                          VIDESH SANCHAR NIGAM LIMITED

DISTRIBUTION OF SHAREHOLDING ENTITIES / PERSONS HOLDING MORE THAN 1% OF PAID UP CAPITAL AS ON QUARTER ENDING 30 JUNE 2003 AS PER CLAUSE 35 OF LISTING AGREEMENT

SR.NO.  CATEGORY                  NAME                                         HOLDING
------  ------------------------  ----------------------------------  ---------------------------
                                                                      NO. OF SHARES    PERCENTAGE
                                                                      -------------    ----------
--------------------------------- ------------------------------------------------- -------------
   A    PROMOTER'S HOLDING
-----------------------------------------------------------------------------------------------
   1    Indian Promoters          Panatone Finvest Limited              128250000         45.00
-----------------------------------------------------------------------------------------------
                                  Central Govt. Including Nominees
                                  of President of India                  74446885         26.12
                                  -------------------------------------------------------------
                                  TATA SONS LIMITED                       4494497          1.58
-----------------------------------------------------------------------------------------------
                                  TATA INVESTMENT CORPORATION LTD           56000          0.02
-----------------------------------------------------------------------------------------------
   2    Persons acting in
        Concert
-----------------------------------------------------------------------------------------------
                       SUB TOTAL                                        207247382         72.72
-----------------------------------------------------------------------------------------------
   B    NON-PROMOTERS HOLDING
-----------------------------------------------------------------------------------------------
   3    INSTITUTIONAL INVESTORS
-----------------------------------------------------------------------------------------------
   a    Mutual Funds & UTI
-----------------------------------------------------------------------------------------------
   b    Financial Institutions
-----------------------------------------------------------------------------------------------
                                  Life Insurance Corporation of
                                  India Limited                          11348970          3.98
-----------------------------------------------------------------------------------------------
   c                                                                                       0.00
-----------------------------------------------------------------------------------------------
                       SUB TOTAL                                         11348970          3.98
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
   4    OTHERS
-----------------------------------------------------------------------------------------------
   a    Private Corporate Bodies
-----------------------------------------------------------------------------------------------
        Any other (please
   b    specify)                  The Bank of New York (ADR)             31028010         10.89
-----------------------------------------------------------------------------------------------
                       SUB TOTAL                                         31028010         10.89
-----------------------------------------------------------------------------------------------
                     GRAND TOTAL                                        249624362         87.59
-----------------------------------------------------------------------------------------------

                                                                      Attach-"B"

               Quarterly Compliance Report on Corporate Governance

Name of the Company :        VIDESH SANCHAR NIGAM LIMITED

Quarter ending on   :        30 JUNE 2003


                        Clause of      Compliance
                         Listing        status
Particulars             Agreement       (Yes/No)       Remarks
-----------------------------------------------------------------------------------------------------------
1.                        2.               3.          4.
-------------------------------------------------------------------------------------------------------------
Board of Directors        49 I             Yes         As of 30 June 2003, VSNL had a total of twelve
                                                       Directors, out of whom two are Executive Directors and
                                                       ten are non-executive Directors including the Chairman.
                                                       There were four independent Directors.
-------------------------------------------------------------------------------------------------------------
Audit Committee           49 II            Yes         The Audit Committee of VSNL consists of five members
                                                       with all the Directors being non-executive and two of
                                                       them being independent with one of independent
                                                       Directors being its Chairman.
-------------------------------------------------------------------------------------------------------------
Shareholders/Investors    49 VI(C)         Yes         Investors Grievance Committee as required under
Grievance Committee                                    Clause 49 is in place under the Chairmanship of a
                                                       non-executive Director.
-------------------------------------------------------------------------------------------------------------
Remuneration of           49 III           Yes         The non-executive Directors on the Board of VSNL are
Directors                                              paid only sitting fees as per the applicable
                                                       provisions of the Companies Act, 1956. The Government
                                                       Directors do not accept sitting fees.
-------------------------------------------------------------------------------------------------------------
Board Procedures          49 IV            Yes
-------------------------------------------------------------------------------------------------------------
Management                49 V             Yes
-------------------------------------------------------------------------------------------------------------
Shareholders              49 VI            Yes
-------------------------------------------------------------------------------------------------------------
Report on Corporate       49 VII           Yes
Governance
-------------------------------------------------------------------------------------------------------------


                                               ---------------------------------
                                                                   Satish Ranade
                                  Executive Director (Legal) & Company Secretary